Filed Pursuant to Rule 424(b)(1)

Registration No. 333-291130

Prospectus

Ranpak Holdings Corp.

22,500,000 Shares of Class A Common Stock

This prospectus relates to the resale from time to time by the selling stockholder named in this prospectus (the “selling stockholder”) of up to 22,500,000 shares of our Class A common stock, par value $0.0001 per share (“Class A common stock”) underlying the Warrant (as defined herein) to purchase Class A common stock that was issued to the selling stockholder in a private placement (the “Shares”). See “Selling Stockholder.”

We are registering the offer and sale of the Shares by the selling stockholder to satisfy certain registration rights we have granted. The selling stockholder may sell the Shares covered by this prospectus in a number of different ways and at varying prices. The Shares may be sold directly to you, through agents, or through underwriters and dealers. If agents, underwriters or dealers are used to sell the Shares, we will name them and describe their compensation in a prospectus supplement. We will not receive any of the proceeds from the sale of the Shares by the selling stockholder. We will pay certain expenses associated with the registration of the Shares covered by this prospectus, as described in the section titled “Plan of Distribution.”

Our Class A common stock trades on the NYSE under the symbols “PACK”. On October 28, 2025, the closing price of the Class A common stock was $5.55 per share.

Investing in these securities involves certain risks. You should review carefully the risks and uncertainties described under the heading “Risk Factors” contained in this prospectus beginning on page 5 and any applicable prospectus supplement, and under similar headings in the other documents that are incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The registration statement, filed by us with the U.S. Securities and Exchange Commission on October 29, 2025, of which this prospectus forms a part, became effective automatically on November 17, 2025 pursuant to Section 8(a) of the Securities Act of 1933.

The date of this prospectus is November 17, 2025

We have not authorized anyone to provide you with information that differs from the information provided in this prospectus, as well as the information incorporated by reference into this prospectus and any applicable prospectus supplement. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus, any applicable prospectus supplement or any documents incorporated by reference is accurate as of any date other than the date of the applicable document. Since the respective dates of this prospectus and the documents incorporated by reference into this prospectus, our business, financial condition, results of operations and prospects may have changed.

About this Prospectus

This prospectus is part of a registration statement on Form S-3 that we filed with the United States Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, the selling stockholder may, from time to time, resell the Shares in one or more offerings. We will not receive any proceeds from the sale of the Shares by the selling stockholder pursuant to this prospectus. We will pay the expenses, other than underwriting discounts and commissions, if any, associated with the sale of Class A common stock pursuant to this prospectus. To the extent required, the selling stockholder will deliver a prospectus supplement with this prospectus to update the information contained in this prospectus. The prospectus supplement may also add, update or change information included in this prospectus. You should read both this prospectus and any applicable prospectus supplement, together with additional information described below under the captions “Where You Can Find More Information” and “Documents Incorporated by Reference.”

Unless the context indicates otherwise, the terms “Ranpak,” “Company,” “we,” “us” and “our” refer to Ranpak Holdings Corp., a Delaware corporation.

Cautionary Note Regarding Forward-Looking Statements

This prospectus and the documents incorporated by reference into this prospectus contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Statements that are not historical facts are forward-looking statements. Our forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to estimates, projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us taking into account information currently available to us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks include, but are not limited to:

•	our inability to secure a sufficient supply of paper to meet our production requirements;

•	the impact of rising prices on production inputs, including labor, energy, and freight on our results of operations;

•	the impact of the price of kraft paper on our results of operations;

•	our reliance on third party suppliers;

•	geopolitical conflicts and other social and political unrest or change;

•	the high degree of competition and continued consolidation in the markets in which we operate;

•	consumer sensitivity to increases in the prices of our products, changes in consumer preferences with respect to paper products generally or customer inventory rebalancing;

•	economic, competitive and market conditions generally, including macroeconomic uncertainty, the impact of inflation, and variability in energy, freight, labor and other input costs;

•	the loss of certain customers;

•	our failure to develop new products that meet our sales or margin expectations or the failure of those products to achieve market acceptance;

•	our ability to achieve our environmental, social and governance (“ESG”) goals and maintain the sustainable nature of our product portfolio and fulfill our obligations under evolving ESG standards;

•	our ability to fulfill our obligations under new disclosure regimes relating to ESG matters, such as the European Sustainability Disclosure Standards recently adopted by the European Union (“EU”) under the EU’s Corporate Sustainability Reporting Directive (“CSRD”);

•	our future operating results fluctuating, failing to match performance or to meet expectations;

•	our ability to fulfill our public company obligations; and

•	other risks and uncertainties indicated from time to time in filings made with the SEC.

Should one or more of these risks or uncertainties materialize, they could cause our actual results to differ materially from the forward-looking statements. We are not undertaking any obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise. Forward-looking statements speak only as of the date they were made. Except as may be required by law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. You should not take any statement regarding past trends or activities as a representation that the trends or activities will continue in the future. Accordingly, you should not put undue reliance on these statements.

SUMMARY

This summary highlights selected information and does not contain all of the information that is important to you. This summary is qualified in its entirety by the more detailed information included in or incorporated by reference into this prospectus. Before making your investment decision with respect to our securities, you should carefully read this entire prospectus, any applicable prospectus supplement and the documents referred to in “Where You Can Find More Information; Documents Incorporated by Reference.”

Ranpak Holdings Corp.

Ranpak is a leading provider of environmentally sustainable, systems-based, product protection solutions for e-commerce and industrial supply chains. Since inception in 1972, we have delivered high quality protective packaging solutions, while maintaining our commitment to environmental sustainability.

Additional Information

Our principal executive offices are located at 7990 Auburn Road, Concord Township, OH 44077, and our telephone number is (440) 354-4445. We maintain a website at www.ranpak.com where general information about us is available. We are not incorporating the contents of the website into this prospectus.

The Offering

Issuer	Ranpak Holdings Corp.

Shares of Class A common stock that may be offered and sold from time to time by the selling stockholder	22,500,000

Use of proceeds	All of the Shares offered by the selling stockholder pursuant to this prospectus will be sold by the selling stockholder for its account. We will not receive any of the proceeds from these sales. See “Use of Proceeds.”

Market for our Class A common stock	Our Class A common stock is currently listed on NYSE

NYSE ticker symbol	Class A common stock: “PACK”

Risk factors	Any investment in the securities offered hereby is speculative and involves a high degree of risk. You should carefully consider the risks and uncertainties described under the heading “Risk Factors” contained in this prospectus beginning on page 5 and any applicable prospectus supplement, and under similar headings in the other documents that are incorporated by reference into this prospectus.

Risk Factors

An investment in any securities offered pursuant to this prospectus involves risk and uncertainties. You should consider carefully the risk factors below and the risks described in our most recent Annual Report on Form 10-K, our most recent Quarterly Report on Form 10-Q and any subsequent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC we file after the date of this prospectus, as well as the other information contained or incorporated by reference in this prospectus, and any applicable prospectus supplement, before making an investment decision. Any of the risk factors could significantly and negatively affect our business, financial condition, results of operations, cash flows, and prospects and the trading price of our securities. You could lose all or part of your investment.

Use of Proceeds

All of the Shares offered by the selling stockholder pursuant to this prospectus will be sold by the selling stockholder for its account. We will not receive any of the proceeds from these sales.

SELLING STOCKHOLDER

This prospectus relates to the possible resale by the selling stockholder of up to 22,500,000 Shares underlying a warrant to purchase the Company’s Class A common stock.

The selling stockholder may from time to time offer and sell any or all of the Shares set forth below pursuant to this prospectus. When we refer to the “selling stockholder” in this prospectus, we mean the person listed in the table below, and any pledgees, donees, transferees, assignees, successors and others who later come to hold any of the selling stockholder’s interest in our Shares after the date of this prospectus.

The table below sets forth, as of the date of this prospectus, the name of the selling stockholder for which we are registering Shares for resale to the public, and the aggregate principal amount that the selling stockholder may offer pursuant to this prospectus.

We cannot advise you as to whether the selling stockholder will in fact exercise the Warrant and subsequently offer and sell any or all of such Shares. In addition, the selling stockholder may sell, transfer or otherwise dispose of, at any time and from time to time, the Shares in transactions exempt from the registration requirements of the Securities Act after the date of this prospectus, subject to applicable law and transfer restrictions, as described herein.

Selling stockholder information for each additional selling stockholder, if any, will be set forth by prospectus supplement to the extent required prior to the time of any offer or sale of such selling stockholder’s Shares pursuant to this prospectus. Any prospectus supplement may add, update, substitute, or change the information contained in this prospectus, including the identity of each selling stockholder and the number of shares registered on its behalf. A selling stockholder may sell all, some or none of such Shares in this offering. See “Plan of Distribution.”

Except where noted, we have based percentage ownership of our Class A common stock prior to this offering on 84,375,870 shares of Class A common stock issued and outstanding as of October 15, 2025.

	Class A Common Stock Beneficially Owned(1)		Class A Common Stock Registered Hereby	Class A Common Stock Beneficially Owned After Sale of All Class A Common Stock Offered Hereby(1)
Name of Selling Stockholder	Shares	Percentage		Shares	Percentage
Walmart Inc.(2)	2,250,000	2.67%	22,500,000	–	–

(1)

Represents 2,250,000 shares of Class A common stock underlying the Warrant (as defined below) that have vested as of October 15, 2025. The shares of our Class A common stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power (or has a right to acquire beneficial ownership within 60 days of the measurement date), which includes the power to vote, or direct the voting of, such security, or investment power, which includes the power to dispose of, or to direct the disposition of, such security. Except as otherwise indicated in these footnotes, each of the beneficial owners has, to our knowledge, sole voting and investment power with respect to the indicated shares of common stock.

Under the regulations of the SEC, a person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s percentage.

On August 22, 2025, the Company and Walmart Inc. (“Walmart”) entered into a Transaction Agreement (the “Transaction Agreement”), pursuant to which, among other things, Ranpak agreed to issue to an affiliate of Walmart a warrant (the “Warrant”) to acquire the Shares at an exercise price of $6.8308 per share, and on the terms and conditions set forth in the Warrant. 2,250,000 of the Shares underlying the Warrant vested on the date of the Transaction Agreement. The remainder of the Shares underlying the Warrant are subject to vesting over time based on payments made by Walmart or on Walmart’s behalf under the current and any possible future commercial agreement with the Company, with all Shares vesting upon an aggregate spend of $300 million.

(2)	The address for Walmart is 1 Customer Drive, Mailstop 1155, Bentonville, AR 72716.

We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all securities that they beneficially own, subject to community property laws where applicable.

Plan of Distribution

We are registering the resale from time to time by the selling stockholder of the Shares. We will not receive any of the proceeds from the sale of the Shares by the selling stockholder.

The selling stockholder will pay any underwriting discounts and commissions and expenses incurred by the selling stockholder for brokerage, accounting, tax or legal services or any other expenses incurred by the selling stockholder in disposing of the Shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the Shares covered by this prospectus, including, without limitation, all registration and filing fees, NYSE listing fees and fees and expenses of our counsel and our independent registered public accountants.

The Shares beneficially owned by the selling stockholder covered by this prospectus may be offered and sold from time to time by the selling stockholder. The term “selling stockholder” includes donees, pledgees, transferees or other successors in interest selling Shares received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer. The selling stockholder will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. The selling stockholder reserves the right to accept and, together with its respective agents, to reject, any proposed purchase of Shares to be made directly or through agents. The selling stockholder and any of its permitted transferees may sell their Shares offered by this prospectus on any stock exchange, market or trading facility on which the Shares are traded or in private transactions. If underwriters are used in the sale, such underwriters will acquire the shares for their own account. These sales may be at a fixed price or varying prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to prevailing market prices or at negotiated prices. The Shares may be offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. The obligations of the underwriters to purchase the Shares will be subject to certain conditions. The underwriters will be obligated to purchase all the Shares offered if any of the Shares are purchased.

The selling stockholder may use any one or more of the following methods when selling the Shares offered by this prospectus:

●	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

●	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

●	block trades in which the broker-dealer so engaged will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	an over-the-counter distribution in accordance with the rules of the NYSE;

●	through trading plans entered into by a selling stockholder pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their Shares on the basis of parameters described in such trading plans;

●	to or through underwriters or broker-dealers;

●	in “at the market” offerings, as defined in Rule 415 under the Securities Act of 1933 (the “Securities Act”), at negotiated prices,

●	at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

●	directly to purchasers, including through a specific bidding, auction or other process or in privately negotiated transactions;

●	in options transactions;

●	through a combination of any of the above methods of sale; or

●	any other method permitted pursuant to applicable law.

There can be no assurance that the selling stockholder will sell all or any of the Shares offered by this prospectus. In addition, the selling stockholder may also sell Shares under Rule 144 under the Securities Act, if available, or in other transactions exempt from registration, rather than under this prospectus. The selling stockholder has the sole and absolute discretion not to accept any purchase offer or make any sale of Shares if it deems the purchase price to be unsatisfactory at any particular time.

The selling stockholder also may transfer the Shares in other circumstances, in which case the transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus. Upon being notified by a selling stockholder that a donee, pledgee, transferee, other successor-in-interest intends to sell Shares, we will, to the extent required, promptly file a supplement to this prospectus to name specifically such person as a selling stockholder.

With respect to a particular offering of the Shares held by the selling stockholder, to the extent required, an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is part, will be prepared and will set forth the following information:

●	the specific Shares to be offered and sold;

●	the names of the selling stockholder;

●	the respective purchase prices and public offering prices, the proceeds to be received from the sale, if any, and other material terms of the offering;

●	settlement of short sales entered into after the date of this prospectus;

●	the names of any participating agents, broker-dealers or underwriters; and

●	any applicable commissions, discounts, concessions and other items constituting compensation from the selling stockholder.

In connection with distributions of the Shares or otherwise, the selling stockholder may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the Shares in the course of hedging the positions they assume with selling stockholder. The selling stockholder may also sell the Shares short and redeliver the Shares to close out such short positions. The selling stockholder may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of Shares offered by this prospectus, which Shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The selling stockholder may also pledge Shares to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged Shares pursuant to this prospectus (as supplemented or amended to reflect such transaction).

In order to facilitate the offering of the Shares, any underwriters or agents, as the case may be, involved in the offering of such Shares may engage in transactions that stabilize, maintain or otherwise affect the price of our securities. Specifically, the underwriters or agents, as the case may be, may overallot in connection with the offering, creating a short position in our securities for their own account. In addition, to cover overallotments or to stabilize the price of our securities, the underwriters or agents, as the case may be, may bid for, and purchase, such securities in the open market. Finally, in any offering of securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allotted to an underwriter or a broker-dealer for distributing such securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The underwriters or agents, as the case may be, are not required to engage in these activities, and may end any of these activities at any time.

The selling stockholder may solicit offers to purchase the Shares directly from, and they may sell such Shares directly to, institutional investors or others. In this case, no underwriters or agents would be involved. The terms of any of those sales, including the terms of any bidding or auction process, if utilized, will be described in the applicable prospectus supplement.

The selling stockholder may authorize underwriters, broker-dealers or agents to solicit offers by certain purchasers to purchase the Shares at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions the selling stockholder pay for solicitation of these contracts.

The selling stockholder may enter into derivative transactions with third parties, or sell Shares not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell Shares covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use Shares pledged by any selling stockholder or borrowed from any selling stockholder or others to settle those sales or to close out any related open borrowings of stock, and may use Shares received from any selling stockholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, the selling stockholder may otherwise loan or pledge Shares to a financial institution or other third party that in turn may sell the Shares short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

In effecting sales, broker-dealers or agents engaged by the selling stockholder may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the selling stockholder in amounts to be negotiated immediately prior to the sale.

In compliance with the guidelines of The Financial Industry Regulatory Authority, Inc. (“FINRA”), the aggregate maximum discount, commission, fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the gross proceeds of any offering pursuant to this prospectus and any applicable prospectus supplement.

If at the time of any offering made under this prospectus a member of FINRA participating in the offering has a “conflict of interest” as defined in FINRA Rule 5121 (“Rule 5121”), that offering will be conducted in accordance with the relevant provisions of Rule 5121.

To our knowledge, there are currently no plans, arrangements or understandings between the selling stockholder and any broker-dealer or agent regarding the sale of the Shares by the selling stockholder. Upon our notification by a selling stockholder that any material arrangement has been entered into with an underwriter or broker-dealer for the sale of Shares through a block trade, special offering, exchange distribution, secondary distribution or a purchase by an underwriter or broker-dealer, we will file, if required by applicable law or regulation, a supplement to this prospectus pursuant to Rule 424(b) under the Securities Act disclosing certain material information relating to such underwriter or broker-dealer and such offering.

Underwriters, broker-dealers or agents may facilitate the marketing of an offering online directly or through one of their affiliates. In those cases, prospective investors may view offering terms and a prospectus online and, depending upon the particular underwriter, broker-dealer or agent, place orders online or through their financial advisors.

In offering the Shares covered by this prospectus, the selling stockholder and any underwriters, broker-dealers or agents who execute sales for the selling stockholder may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any discounts, commissions, concessions or profit they earn on any resale of those Shares may be underwriting discounts and commissions under the Securities Act.

The underwriters, broker-dealers and agents may engage in transactions with us or the selling stockholder, or perform services for us or the selling stockholder, in the ordinary course of business.

In order to comply with the securities laws of certain states, if applicable, the Shares must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the Shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

We have agreed to indemnify the selling stockholder against certain liabilities, including certain liabilities under the Securities Act, the Exchange Act or other federal or state law. Agents, broker-dealers and underwriters may be entitled to indemnification by us and the selling stockholder against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents, broker-dealers or underwriters may be required to make in respect thereof.

Description of Capital Stock

The following summary of the material terms of our shares of common stock is not intended to be a complete summary of the rights and preferences of such securities. We urge you to read our charter and bylaws in their entirety for a complete description of the rights and preferences of our securities, copies of which have been filed with the SEC. These documents are also incorporated by reference into the registration statement of which this prospectus forms a part.

Our charter authorizes the issuance of 426,000,000 shares of capital stock, consisting of (i) 200,000,000 shares of Class A common stock, par value $0.0001 per share, (ii) 25,000,000 shares of Class B common stock, par value $0.0001 per share (the “Class B common stock”), (iii) 200,000,000 shares of Class C common stock, par value $0.0001 per share (the “Class C common stock” and together with the Class A common stock and Class B common stock, the “common stock”) and (iv) 1,000,000 shares of preferred stock, par value $0.0001 per share.

Common Stock

Voting Power

Each holder of Class A common stock and Class B common stock, as such, shall be entitled to one vote for each share of Class A common stock and Class B common stock held of record by such holder on all matters on which stockholders generally are entitled to vote; provided, however, that, except as otherwise required by law, holders of Class A common stock and Class B common stock, as such, shall not be entitled to vote on any amendment to the charter (including any certificate of designations relating to any class or series of preferred stock) that relates solely to the terms of one or more outstanding classes or series of preferred stock if the holders of such affected class or series are entitled, either separately or together with the holders of one or more other such classes or series, to vote thereon pursuant to the charter (including any certificate of designations relating to any class or series of preferred stock) or pursuant to the Delaware General Corporation Law (the “DGCL”).

Notwithstanding any other provision in the charter, the holders of the outstanding shares of each class of common stock shall be entitled to vote separately upon any amendment to the charter (including by merger, consolidation, reorganization or similar event) that would alter or change the powers, preferences or special rights of such class of common stock in a manner that is disproportionately adverse as compared to the other classes of common stock.

Shares of Class C common stock have identical terms as shares of Class A common stock, except Class C common stock does not grant its holders any voting rights.

Class C Conversion

Each share of issued Class C common stock shall be converted to one share of Class A common stock, subject to any necessary adjustments for any share splits, capitalizations, consolidations or similar transactions occurring in respect of the Class A common stock or the Class C common stock (a “Class C Share Conversion”): (1) on the 65th calendar day (or such other period as the Company and the registered holder may otherwise agree) following receipt by the Company of notice in writing from the registered holder to convert such share of Class C common stock; or (2) automatically upon the transfer by the registered holder of such share of Class C common stock, whether or not for value, to a third party, except for transfer to a nominee or “affiliate” (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of such holder in a transfer that will not result in a change of “beneficial ownership” (as determined under Rule 13d-3 under the Exchange Act) or to a person that already holds shares of Class A common stock.

The Company shall at all times reserve and keep available, free from preemptive rights, such number of its authorized but unissued shares of Class A common stock as may be required to effect conversions of the Class C common stock.

Liquidation, Dissolution and Winding-Up

In the event of the voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up of the Company, the holders of common stock will be entitled to receive an equal amount per share of all of the Company’s assets of whatever kind available for distribution to stockholders, subject to the rights, if any, of the holders of any outstanding series of the preferred stock.

Preemptive or Other Rights

The Company’s stockholders have no preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the common stock.

Election of Directors

There is no cumulative voting with respect to the election of directors. The charter establishes a classified board of directors that is divided into three classes with staggered three-year terms, Class I, Class II and Class III. Only the directors in one class are subject to election by a plurality of votes cast at each annual meeting of the Company’s stockholders, with the directors in the other classes continuing for the remainder of their respective three-year terms.

Preferred Stock

The charter authorizes 1,000,000 shares of preferred stock and provides that shares of preferred stock may be issued from time to time in one or more series. The board of directors is authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. The board of directors is able, without stockholder approval, to issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the common stock and could have anti-takeover effects. The ability of the board of directors to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of the Company or the removal of existing management.

Although the Company does not currently intend to issue any shares of preferred stock, we cannot assure you that it will not do so in the future.

Dividends

We have not paid any cash dividends on our common stock to date. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition. The payment of any cash dividends is within the discretion of our board of directors at such time. In addition, our board of directors is not currently contemplating and does not anticipate declaring any stock dividends in the foreseeable future. Further, our ability to declare dividends will also be limited by restrictive covenants pursuant to our credit agreement.

Certain Anti-Takeover Provisions of Delaware Law, Our Charter and Bylaws

We are subject to the provisions of Section 203 of the DGCL, which we refer to as “Section 203,” regulating corporate takeovers. Section 203 prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with:

●	A stockholder who owns fifteen percent or more of our outstanding voting stock (otherwise known as an “interested stockholder”);

●	an affiliate of an interested stockholder; or

●	an associate of an interested stockholder, for three years following the date that the stockholder became an interested stockholder.

A “business combination” includes a merger or sale of more than ten percent of our assets.

However, the above provisions of Section 203 do not apply if:

●	our board of directors approves the transaction that made the stockholder an “interested stockholder,” prior to the date of the transaction;

●	after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of common stock; or

●	on or subsequent to the date of the transaction, the business combination is approved by our board of directors and authorized at a meeting of our stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

Our charter, bylaws and the DGCL contain provisions that could have the effect of rendering more difficult, delaying, or preventing an acquisition deemed undesirable by our board of directors. These provisions could also make it difficult for stockholders to take certain actions, including electing directors who are not nominated by the members of our board of directors or taking other corporate actions, including effecting changes in our management. For instance, our charter does not provide for cumulative voting in the election of directors and provides for a classified board of directors with three-year staggered terms, which could delay the ability of stockholders to change the membership of a majority of our board of directors. Our board of directors is empowered to elect a director to fill a vacancy created by the expansion of the board of directors or the resignation, death, or removal of a director in certain circumstances; and advance notice provisions in our bylaws require that stockholders must comply with certain procedures in order to nominate candidates to our board of directors or to propose matters to be acted upon at a stockholders’ meeting.

Our authorized but unissued common stock and preferred stock will be available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Rule 144

Pursuant to Rule 144 under the Securities Act (“Rule 144”), a person who has beneficially owned our restricted common stock for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.

Persons who have beneficially owned our restricted shares for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

●	1% of the total number of shares of Class A common stock then outstanding; or

●	the average weekly reported trading volume of Class A common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Transfer Agent

The transfer agent for our common stock is Continental Stock Transfer & Trust Company.

Listing of Securities

Our Class A common stock is listed on the NYSE under the symbol “PACK”.

Legal Matters

Davis Polk & Wardwell LLP have passed upon the validity of the Shares of the Company offered by this prospectus.

Experts

The consolidated financial statements of the Ranpak Holdings Corp. and subsidiaries (the Company) as of December 31, 2024 and 2023 and for each of the years in the three-year period ended December 31, 2024, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2024 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The audit report on the effectiveness of internal control over financial reporting as of December 31, 2024, expresses an opinion that the Company did not maintain effective internal control over financial reporting as of December 31, 2024 because of the effect of material weaknesses on the achievement of the objectives of the control criteria and contains an explanatory paragraph that states the material weaknesses related to the automation and machine lease revenue processes, the accounting for existence of and depreciation expense for converting machines, income taxes, and the manual journal entry process. The process level material weaknesses were caused by an ineffective control environment that resulted in ineffective risk assessment, information and communication, and monitoring activities, and have been identified and included in management’s assessment.

Where You Can Find More Information

We file annual, quarterly and current reports, proxy statements and other information with the SEC. These filings are available to the public from the SEC’s website at www.sec.gov.

Our website address is www.ranpak.com. Through our website, we make available, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC: our Annual Reports on Form 10-K; our proxy statements for our annual and special shareholder meetings; our Quarterly Reports on Form 10-Q; our Current Reports on Form 8-K; Forms 3, 4 and 5 and Schedules 13D with respect to our securities filed on behalf of the Sponsor, our directors and our executive officers; and amendments to those documents. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus.

Documents Incorporated by Reference

The SEC allows us to incorporate by reference information in this document. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this document, except for any information that is superseded by information that is included directly in this document.

We are incorporating by reference the filings listed below and any additional documents that we may file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) on or after the date of the initial registration statement and prior to effectiveness of the registration statement, and (ii) on or after the date hereof and prior to the termination of any offering, except we are not incorporating by reference any information furnished (but not filed) under Item 2.02 or Item 7.01 of any Current Report on Form 8-K and corresponding information furnished under Item 9.01 as an exhibit thereto:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 17, 2025;

•	our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2025, June 30, 2025 and September 30, 2025, as filed with the SEC on May 6, 2025, August 5, 2025 and October 30, 2025, respectively;

•	our Current Report on Form 8-K filed with the SEC on January 29, 2025, May 8, 2025, May 29, 2025, July 3, 2025, August 5, 2025 (with respect to Item 8.01 only) and August 26, 2025; and

•	our Definitive Proxy statement on Schedule 14A filed with the SEC on April 10, 2025.

Any statement contained in this prospectus, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded to the extent that a statement contained herein, or in any subsequently filed document that also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request copies of these documents, at no cost to you, from our website (www.ranpak.com), or by writing or telephoning us at the following address:

Ranpak Holdings Corp.
7990 Auburn Road
Concord Township, OH 44077
Attn: General Counsel
(440) 354-4445

Exhibits to these documents will not be sent, however, unless those exhibits have been specifically incorporated by reference into this prospectus.